SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This second amendment (this “Amendment”) to the distribution agreement novated September 30, 2021 (the “Agreement”) between Investment Managers Series Trust II (the “Trust”), and IMST Distributors, LLC (together with the Trust, the “Parties”), is effective as of April 20, 2022.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement.

WHEREAS, pursuant to Section 16 of the Agreement, all amendments are required to be in writing and executed by the Parties.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Each Fund is effective as of the date set forth in Exhibit A.

4.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST II

By:		By:
	Mark Fairbanks, Vice President		Rita Dam, Treasurer

Date:		Date:

EXHIBIT A

Funds	Effective Date
ACR Multi-Strategy Quality Return Fund	December 31, 2014
ACR International Quality Return (IQR) Fund	December 30, 2016
Kennedy Capital ESG SMID Cap Fund	June 28, 2019
AXS Multi-Strategy Alternatives Fund	October 18, 2019
AXS Alternative Growth Fund	November 8, 2019
AXS Chesapeake Strategy Fund	November 8, 2019
AXS Managed Futures Strategy Fund	January 24, 2020
AXS Sustainable Income Fund	October 16, 2020
AXS All Terrain Opportunity Fund	October 26, 2020
AXS Thomson Reuters Private Equity Return Tracker Fund	November 23, 2020
AXS Thomson Reuters Venture Capital Return Tracker Fund	November 23, 2020
AXS Merger Fund	January 22, 2021
Sunbridge Capital Emerging Markets Fund	August 9, 2021
AXS Alternative Value Fund	March 5, 2021
AXS Market Neutral Fund	March 5, 2021
Abraham Fortress Fund	October 14, 2021
The Ambassador Fund	December 17, 2021
AXS Income Opportunities Fund	January 20, 2022
Kennedy Capital Small Cap Growth Fund	April 20, 2022
Kennedy Capital Small Cap Value Fund	April 20, 2022

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